Exhibit 10.23

THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Third Amendment to Credit and Security Agreement is entered into as of March 12, 2010, by and between Real D, a California corporation (“Borrower”) and City National Bank, a national banking association (“CNB”).

RECITALS

A.                                    Borrower and CNB are parties to that certain Credit and Security Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit and Security Agreement dated as of August 18, 2009, and that certain Second Amendment to Credit and Security Agreement dated as of November 6, 2009, (the Credit and Security Agreement, as herein amended, hereinafter the “Credit Agreement”).

B.                                    Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.                                      Definitions.  Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.                                      Amendments.  The Credit Agreement is amended as follows:

2.1                               Section 1.53 of the Credit Agreement is amended by deleting the phrase “July 31, 2010” and inserting in its place and stead the phrase “December 31, 2010”

3.                                      Existing Agreement.  Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4.                                      Conditions Precedent.  This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB’s satisfaction:

4.1                               CNB shall have received this Amendment duly executed by Borrower and acknowledged by the Guarantors.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

“Borrower”	REAL D, a California corporation

	By:	/s/ Michael V. Lewis
Michael V. Lewis, Chairman/CEO

“CNB”	City National Bank, a national
banking association

	By:	/s/ Aaron Cohen
Aaron Cohen, Senior Vice President

CONSENT OF GUARANTORS:

The undersigned have previously guaranteed the indebtedness of Real D, a California corporation owed to CNB. The undersigned confirm that their respective guarantees and the security given in connection therewith, if any, shall continue in full force and effect and that each guaranty shall be a separate and distinct obligation and apply to the indebtedness arising from the Credit Agreement as amended herein, subject to the overall limitation as to the amount guaranteed.

Stereographics Corporation, a California corporation

By:	/s/ Michael V. Lewis
Michael V. Lewis, CEO

Colorlink Inc., a Delaware corporation

By:	/s/ Michael V. Lewis
Michael V. Lewis, CEO